UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

4767 Nexus Center Drive
San Diego, California		92021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2007 Base Salary and Stock Option Grants

On January 30, 2007, the Compensation Committee of our Board of Directors approved increases in base salary and the grant of additional stock options for our executive officers.  The following table sets forth the 2007 base salary and the number of shares underlying the stock option grants:

Name	2007 Base Salary	Stock Options
Kent Snyder	$436,000	182,166
Mark J. Zoller, Ph.D.	$305,900	48,984
Harry J. Leonhardt, Esq.	$289,000	51,300
John Poyhonen	$289,000	50,850
Sharon Wicker	$284,600	34,371

The stock options described above (i) were granted effective as of February 15, 2007 pursuant to our 2004 Equity Incentive Plan, (ii) terminate ten years after February 15, 2007 or earlier in the event the optionholder’s service to us is terminated and (iii) have an exercise price per share equal to the closing price of our common stock as reported on the Nasdaq Stock Market on February 14, 2007.  Subject to the optionholder’s continued service to us, 25% of the shares of common stock subject to such stock options vest on the first anniversary of the date of grant, and the remaining shares vest monthly over the following three years; provided that such shares vest in full in the event of a change in our control.

Incentive Cash Bonuses

Our Board of Directors annually establishes targeted corporate goals for the ensuing fiscal year.  The Compensation Committee also establishes individual goals each year for the executive officers.  In connection with these goals, the Compensation Committee establishes a maximum incentive cash bonus amount for each executive officer in the event that all corporate and, in the case of each executive officer other than our Chief Executive Officer, individual goals are achieved.  Our Chief Executive Officer’s incentive cash bonus is based entirely upon the achievement of corporate goals.  Incentive cash bonuses for each other executive officer are based 80% on the achievement of corporate goals and 20% on the achievement of individual goals.  Actual incentive cash bonuses paid are solely at the discretion of the Compensation Committee and are based upon the Compensation Committee’s determination of corporate and, as applicable, individual goals actually achieved. Based on that determination, on January 30, 2007, the Compensation Committee approved 2006 incentive cash bonuses to each executive officer.  For 2006, the incentive cash bonuses approved for each such executive officer were:

Name	2006 Bonus
Kent Snyder	$134,400
Mark J. Zoller, Ph.D.	$63,956
Harry J. Leonhardt, Esq.	$69,960
John Poyhonen	$69,520
Sharon Wicker	$47,573	*

*       Ms. Wicker joined the Company in April 2006 and her cash incentive bonus was prorated to reflect the period of time during which she was employed by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/s/ Kent Snyder
Kent Snyder
President and Chief Executive Officer

Date: February 5, 2007